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                                                                   Exhibit 10.12

                             ANC RENTAL CORPORATION
                     KEY EMPLOYEE SEVERANCE PROTECTION PLAN

         WHEREAS, the Compensation Committee of the Board of Directors of the Company recognizes that the possibility of a Change in Control exists and that the threat or the occurrence of a Change in Control can result in significant distraction of its key employees because of the uncertainties inherent in such a situation; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of certain of its key employees in the event of a threat of a Change in Control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security.

         NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

         1.1 AFFILIATE. With respect to any person or entity, any entity, directly or indirectly, controlled by, controlling or under common control with such person or entity.

         1.2 BASE SALARY. The amount a Participant is entitled to receive as wages or salary on an annualized basis, calculated immediately prior to a Change in Control or, if greater, at any time thereafter.

         1.3 BOARD. The Board of Directors of the Company.

         1.4 CAUSE. A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Participant (i) willfully and continually failed to substantially perform his duties with the Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance was delivered to the Participant specifying the manner in which the Participant failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Employer or any of its Affiliates, monetarily or otherwise; PROVIDED, HOWEVER, that no termination of the
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Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant by the Board a copy of a written notice that the Participant was guilty of the conduct set forth in clause (ii) above and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Employer and its Affiliates. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after Notice of Termination is given by the Participant shall constitute Cause.

         1.5 CHANGE IN CONTROL. The occurrence during the term of the Agreement of any of the following events:

         (a) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person a majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a

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Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c)      Consummation of:

                  (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                           (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                           (C) no Person other than (i) the Company, (ii) any Subsidiary, or (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                  (2)      A complete liquidation or dissolution of the Company;

                  (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer or disposition to a Subsidiary); or

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                  (4)      The sale or other disposition (other than a transfer
                           or disposition to a Subsidiary) of any of the National, Alamo, International or Alamo Local Market divisions (each a "Major Division") to any Person, by means of a sale of all or substantially all of the assets or a sale of stock, but in the case of a sale of the International or Alamo Local Market division, only with respect to Participants who provided significant services primarily to that division within the one-year period immediately preceding the Change in Control.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; PROVIDED that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         Notwithstanding anything to the contrary contained herein, if the employment of a Participant is terminated (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, then for purposes of this Plan the date of a Change in Control with respect to that Participant shall be deemed to be the date immediately prior to the date of the Participant's termination.

         1.6 COMPANY. ANC Rental Corporation, a Delaware corporation, or any successor thereto by reason of assumption of the Company's obligations under this Plan, either by operation of law or express agreement.

         1.7 EFFECTIVE DATE. The date this Key Employee Severance Protection Plan is approved by the Compensation Committee of the Board.

         1.8 EMPLOYER. As applicable to any Participant, the Company or a subsidiary of the Company and/or in the case of an employee of a Major Division, the Major Division, in each case, that employs the Participant (or, in each case, any successor thereto by operation of law or otherwise).

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         1.9 KEY EMPLOYEE. Each employee of the Company or a subsidiary of the
Company who is listed on Schedule A as of the Effective Date.

         1.10 GOOD REASON. The occurrence of any of the following events or conditions:

                  (a) for Participants in Classification A only, failure to elect or reelect or otherwise maintain the Participant in the office of (1) the Company, (2) a subsidiary thereof and/or (3) a Major Division (or, in each case, any successor thereto by operation of law or otherwise), as the case may be, which the Participant held immediately prior to a Change in Control, or a substantially equivalent office;

                  (b) (1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company, a subsidiary thereof or, in the case of a purchase of a Major Division, a Major Division, in each case, which the Participant held immediately prior to the Change in Control, (2) a reduction in the Participant's annual base salary; or (3) the termination of the Participant's rights to the employee benefits listed on Schedule B or a material reduction in the scope or value thereof (unless, in the case of the purchase of a Major Division, substantially equivalent benefits are provided), any of which is not remedied by the Company or a subsidiary or division thereof within 10 calendar days after receipt by the Company or a subsidiary or division thereof of written notice from the Participant of such change, reduction or termination, as the case may be;

                  (c) requiring the Participant (without the consent of the Participant) to be based at any place outside a fifty (50) mile radius of his place of employment prior to the Change in Control, except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Change in Control; or

                  (d) any material breach by the Company of any provision of this Plan which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Participant of such breach.

         Any event described in Section 1.10 (a), (b), (c) or (d) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control, shall constitute Good Reason for purposes of this Plan notwithstanding that it occurred prior to a Change in Control.

         1.11 NOTICE OF TERMINATION. "Notice of Termination" shall mean a notice which indicates the specific provisions in this Plan relied upon as the basis for any termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the

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provision so indicated. No purported termination of employment shall be effective without a Notice of Termination.

         1.12 OPERATING UNIT. Any subsidiary, division or other operating unit of the Company or any of its subsidiaries.

         1.13 PARTICIPANT. (i) A Key Employee who meets the eligibility requirements of Article II and (ii) such other employees of the Company and its subsidiaries who after the Effective Date are designated as Participants in this Plan by the Company's Chief Executive Officer or by the Compensation Committee of the Board and who meet the eligibility requirements of Article II.

         1.14 PERMANENT DISABILITY. A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Chief Executive Officer of the Company (or in the case of the Chief Executive Officer, the Compensation Committee of the Board), or, subsequent to a sale of a Major Division, the Chief Executive Officer thereof, finds, upon the basis of medical evidence satisfactory to him (or it), that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Employer and that such disability will be permanent and continuous during the remainder of his life; PROVIDED that no Participant shall be deemed to have become permanently disabled unless prior to the foregoing determination, the Participant has been determined to qualify for long-term disability benefits under an applicable long-term disability benefit plan of the Employer.

         1.15 SEVERANCE BENEFIT. The benefit payable to certain Participants in accordance with Article III.

         1.16 TERMINATION DATE. The date of the termination of a Participant's employment with the Employer as determined in accordance with Article IV.


                                   ARTICLE II

                                   ELIGIBILITY

         2.1 PARTICIPATION. Each Key Employee shall automatically be entitled to be a Participant in the Plan as of the Effective Date. Each other employee designated in writing as a Participant in the Plan pursuant to Section 1.13 hereof shall be entitled to be a Participant in the Plan on the date of such designation.

         2.2 DURATION OF PARTICIPATION. An employee shall cease to be a Participant in the Plan if his employment is terminated under circumstances where he is not entitled to a Severance Benefit under the terms of this Plan. A Participant entitled to payment of a

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Severance Benefit shall, subject to Article VII, remain a Participant in the
Plan until the full amount of the Severance Benefit has been paid to him.

                                   ARTICLE III

                               SEVERANCE BENEFITS

         3.1 RIGHT TO SEVERANCE BENEFIT.

                  (a) Subject to Article VII, a Participant shall be entitled to receive from the Company a Severance Benefit in the amount provided in Section
3.2 if (i) a Change in Control has occurred and (ii) within two years thereafter for Participants in Classification A, or within one year thereafter for Participants in Classification B or Classification C, the Participant's employment with the Employer terminates for any reason, except that notwithstanding the foregoing provisions of this Section 3.1(a), no benefits under this Plan will be payable should the Participant's termination of employment be (A) for Cause, (B) by reason of Permanent Disability, (C) initiated by the Participant for other than Good Reason, (D) by reason of the Participant's death or (E) an Excluded Termination (as defined in Section 3.1(b)).

                  (b) If, following a Change in Control, a Participant's employment with the Employer terminates in connection with the subsequent sale, divestiture or other disposition of the stock or assets of any Operating Unit (or part thereof) (a "Transaction"), such termination shall not be a termination of employment of the Participant for purposes of the Plan, and (notwithstanding the rights provided to the Participant by Section 3.1(a)) the Participant shall not be entitled to a Severance Benefit as a result of such termination of employment if (i) the Participant is offered continued employment, or continues in employment, with the divested Operating Unit (or part thereof) or the purchaser of the stock or assets of the Operating Unit (or part thereof), as the case may be, or one of their respective Affiliates (the "Post-Transaction Employer") on terms and conditions that would not constitute Good Reason and
(ii) the Company (or in the case of a Change in Control under Section 1.5(c)(4), the purchaser of the Major Division) obtains an agreement from the acquiror of the stock or assets of the divested Operating Unit (or part thereof), enforceable by the Participant, to provide or cause the Post-Transaction Employer to provide severance pay and benefits, if the Participant accepts the offered employment or continues in employment with the Post-Transaction Employer or its Affiliates following the Transaction, (A) at least equal to the Severance Benefit and (B) payable upon a termination of the Participant's employment with the Post-Transaction Employer and its Affiliates within the period described in
Section 3.1(a) (or such part of it as is then remaining) for any reason other than Cause, Permanent Disability, the Participant's death or a termination by the Participant without Good Reason.

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For purposes of this Section 3.1(b), the terms Cause, Good Reason and Permanent
Disability shall have the meaning ascribed to them in Sections 1.4, 1.10 and
1.14 respectively, but the term Employer as it is used in those Sections shall be deemed to refer to the entity employing the Participant after the Transaction, and the terms Board, Chief Executive Officer and Compensation Committee as used in those Sections shall be deemed to refer to the individuals or bodies serving those functions for such employer or, if applicable, the ultimate parent corporation of such employer.

                   A termination of employment described in this Section 3.1(b), including (i) and (ii), is herein referred to as an "Excluded Termination." In the circumstances described in this Section 3.1(b), the Participant shall not be entitled to receive any Severance Benefit under this Plan whether or not the Participant accepts the offered employment or continues in employment.

         3.2 AMOUNT OF SEVERANCE BENEFIT. If a Participant's employment is terminated in circumstances entitling him to a Severance Benefit as provided in
Section 3.1, such Participant shall be entitled to (i) all amounts earned or accrued by the Participant through the Termination Date but not paid to the Participant as of the Termination Date, including but not limited to amounts earned under bonus plans for completed fiscal years and (ii) the following benefits:

                  (a) the Company shall pay to the Participant, as severance pay and in lieu of any further salary or bonus for periods subsequent to the Termination Date (as specified in Section 4.2), for so long as the Participant is in compliance with the provisions of Article VII, in pro rata installments throughout the Continuation Period, an amount in cash equal to two (2) times in the case of a Participant in Classification A, one (1) times in the case of a Participant in Classification B, or one-half (1/2) times in the case of a Participant in Classification C, the Participant's Base Salary;

                  (b) for a period of twenty-four (24) months in the case of a Participant in Classification A, twelve (12) months in the case of a Participant in Classification B, or six (6) months in the case of a Participant in Classification C subsequent to the Participant's Termination Date (the "Continuation Period"), for so long as the Participant is in compliance with the provisions of Article VII, the Company shall at its expense continue on behalf of the Participant and his dependents and beneficiaries, the benefits listed on Schedule B to this Plan which were being provided to the Participant as of the Termination Date; PROVIDED, HOWEVER, that the benefits provided in this Section 3.2(b) shall be no less favorable to the Participant, in terms of amounts and deductibles and costs to him, than the coverage provided the Participant under the plans providing such benefits immediately prior to the Change in Control. The obligation under this Section 3.2(b) with respect to the foregoing benefits shall be limited if the Participant obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company

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may reduce or eliminate the coverage and benefits it is required to provide the
Participant hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Participant than the coverages and benefits required to be provided hereunder. The Company also shall pay a lump sum equal to the amount of any additional income tax payable by the Participant and attributable to the benefits provided under this Section 3.2(b) at the time such tax is imposed upon the Participant;

                  (c) during the Continuation Period, for so long as the Participant is in compliance with the provisions of Article VII, the Company will provide the Participant with a car in the same manner one was provided immediately prior to the Change in Control;

                  (d) on the date of the Change in Control, all stock options and other equity awards granted prior to the Change in Control to the Participant (or options or awards substituted therefor) pursuant to the ANC Rental Corporation Stock Option Plan, or any successor or similar plan, shall be vested. In the event, in connection with a Change in Control, an option granted under the ANC Rental Corporation 2000 Stock Option Plan remains outstanding or is substituted or assumed, the option shall remain exercisable during the Continuation Period.

                  (e) for so long as the Participant is in compliance with the provisions of Article VII, the Company shall reimburse the Participant for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Company, (ii) which do not exceed 20% of the Participant's Base Salary, and (iii) which are incurred by the Participant within twelve (12) months following such termination for Participants in Classification A or B, or within six (6) months following such termination for Participants in Classification C.

The Participant shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits (other than as provided in Section 3.2(b)) provided to the Participant in connection with any subsequent employment. However, benefits payable under this Plan to a non-U.S. employee will be reduced by the amount of any governmentally-mandated benefits payable to such employee.

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                                   ARTICLE IV

                            TERMINATION OF EMPLOYMENT

         4.1 WRITTEN NOTICE REQUIRED. Any purported termination of employment, either by the Employer or by the Participant, shall be communicated by written Notice of Termination from one to the other.

         4.2 TERMINATION DATE. In the case of the Participant's death, the Participant's Termination Date shall be his date of death. In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

                  (a) If the Participant's employment is terminated by the Employer for Cause or due to Permanent Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant; PROVIDED that in the case of Permanent Disability the Participant shall not have returned to the full-time performance of his duties during such period of thirty (30) days; and

                  (b) If the Participant terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than thirty (30) days from the date the Notice of Termination is given to the Employer.

                                    ARTICLE V

                       ADDITIONAL PAYMENTS BY THE COMPANY

         5.1. EXCISE TAX LIMITATION.

                  (a) Notwithstanding anything contained in this Plan to the contrary, to the extent that the payments and benefits provided under this Plan and benefits provided to, or for the benefit of, the Participant under any other Company plan or agreement (or plans or agreements of a purchaser of a Major Division) (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Participant shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Participant shall have given prior written notice to the Company specifying a different order in which to effectuate the foregoing, the Company shall reduce or eliminate the Payments by first

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reducing or eliminating the portion of the Payments which are not payable in cash and then reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Participant's rights and entitlements to any benefits or compensation.

                  (b) The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Plan and the amount of such Limited Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Company which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Participant within ten
(10) days of the Termination Date, if applicable, or such other time as requested by the Company or by the Participant (provided the Participant reasonably believes that any of the Payments may be subject to the Excise Tax) and, if the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to the Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Participant.

                                   ARTICLE VI

                              SUCCESSORS TO COMPANY

         6.1 SUCCESSORS. This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the obligations of the Company and each Employer under this Plan, in the same manner and to the same extent that the Company and each Employer would be required to perform if no such succession had taken place. If the successor does not become so bound by the terms of this Plan, the Company shall not be relieved of its obligations thereunder.

         6.2 PURCHASE OF A MAJOR DIVISION. If, in connection with the sale of a Major Division, the purchaser (or any of its affiliates) of the Major Division agrees to assume the liabilities and obligations under this Plan, contingent and otherwise, to a Participant,

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then such Participant may seek benefits related to those assumed liabilities and obligations only from the purchaser (and any of its affiliates) and the Company and its affiliates will have no continuing liabilities or obligations with respect to such Participant.

                                   ARTICLE VII

                        CONDITIONS TO RECEIVING BENEFITS

         7.1 COVENANTS. A Participant's entitlement to the Severance Benefit provided above is conditioned upon the Participant's compliance with the following provisions.

         (a) COVENANT NOT TO COMPETE. The Participant shall not, during the Continuation Period, within the United States or any foreign jurisdiction in which the Company has done or plans to do business, provide services as an employee, director, consultant or independent contractor for, or establish an ownership interest in, any entity which is engaged in any aspect of the car rental business, including without limitation the daily or insurance-replacement car rental business, regardless of whether such entity also engages in other lines of business. The Participant's ownership of less than five percent of a publicly-traded corporation will not be deemed to be a violation of this provision.

         (b) NON-SOLICITATION. The Participant shall not, during the Continuation Period, directly or indirectly as employee, owner, consultant, officer, director, advisor or partner, (i) solicit for employment, consulting arrangement or similar arrangement any employee of the Company or any of its subsidiaries or affiliates (or the purchaser of a Major Division or any of its subsidiaries or affiliates) or hire any employee of the Company or any of its subsidiaries or affiliates (or the purchaser of a Major Division or any of its subsidiaries or affiliates) or (ii) solicit any client, or any prospective client with whom Participant became acquainted in the course of the Participant's employment with the Company, for any purpose.

         (c) CONFIDENTIALITY. The Participant shall not, during the Continuation Period and thereafter, without the prior written consent of the Company or as otherwise may be required by laws or legal process, disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Plan, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature.

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         7.2 RELEASE. A Participant's entitlement to the Severance Benefit is conditioned upon the Participant executing and delivering on the Termination Date a Release and Agreement (the "Release") in the form provided in Annex A and not revoking the Release as provided therein.

                                  ARTICLE VIII

                    DURATION, AMENDMENT AND PLAN TERMINATION

         8.1 DURATION. This Plan shall continue in effect until terminated in accordance with Section 8.2. If a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire until after all Participants who have become entitled to a Severance Benefit hereunder shall have received such payments in full.

         8.2 AMENDMENT AND TERMINATION. From the period beginning on the Effective Date and ending on the second anniversary thereof, the Plan may not be amended or modified in a manner that adversely affects the benefits or protections provided hereunder to any Participant. Following the second anniversary of the Effective Date and prior to a Change in Control, the Plan may be amended or modified in any respect, and may be terminated, by resolution adopted by the Board. From and after the occurrence of a Change in Control, the Plan may not be amended or modified in any manner that would in any way adversely affect the benefits or protections provided hereunder to any individual who is a Participant in the Plan on the date the Change in Control occurs.

         8.3 FORM OF AMENDMENT. The form of any amendment or termination of the Plan in accordance with Section 8.2 hereof shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board (or, in the case of the schedules to the Plan, by the Company's Chief Executive Officer or the Compensation Committee of the Board).

         8.4 SCHEDULES. The schedules to the Plan constitute part of the Plan, and, without limiting the generality of other provisions of the Plan, the amendment or modification thereof shall comply with Section 8.2 hereof (except that such amendment or modification shall be by action of the Company's Chief Executive Officer or the Compensation Committee of the Board, rather than by the Board).

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 LEGAL FEES AND EXPENSES; INDEMNIFICATION.

         (a) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Participant as they become due as a result of the Participant seeking to obtain or enforce any right or benefit provided by this Plan upon or following his termination of employment.

         (b) The Company agrees to fully indemnify each Participant to the fullest extent permitted by law and by the Company's certificate of incorporation and by-laws for any liability the Participant may incur by reason of his employment with the Company and his activities as an officer or director of the Company and its Affiliates.

         9.2 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on any Employer any obligation to retain the Participant as an employee, to retain the status of a Participant's employment as an executive (if applicable), or to change any employment policies of any Employer.

         9.3 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction, shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.4 SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against a Participant or others.

         9.5 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Florida, except to the extent preempted by ERISA.

         9.6 CHOICE OF FORUM. A Participant shall be entitled to enforce the provisions of this Plan in any federal court located in the State of Florida, in addition to any other appropriate forum.

         IN WITNESS WHEREOF, ANC Rental Corporation has caused these presents to be executed by its duly authorized officer on the 12th day of February, 2001.



                                         ANC RENTAL CORPORATION


                                         By: /s/ Michael S. Egan
                                             ----------------------------------
                                             Michael S. Egan
                                             Chairman & Chief Executive Officer





APPROVED AS TO FORM:



By: /s/ Howard D. Schwartz
    ----------------------------------
    Howard D. Schwartz
    Sr. Vice President, General Counsel
      and Secretary

                    Schedule A -- List of Certain Participants

CLASSIFICATION A               CLASSIFICATION B                 CLASSIFICATION C







                           Schedule B - List of Plans

Health Plan (Medical, Dental and Vision)

Basic Employer Life Plan

Long-Term Disability Plan

                                     Annex A

                                     Release